UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2004

HUAYANG INTERNATIONAL HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-30173 (Commission File Number)	58-1667944 (IRS Employer Identification Number)

386 Qingnian Avenue Shenyang, China 110004 (Address of Principal Executive Offices)	110004 (Zip Code)

Registrant’s telephone number, including area code 011-86-24-2318-0688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2004, the following officers of the Registrant resigned:

Wang Yu Fei – chief financial officer of the Company

Gao Wan Jun – chief executive officer of the Company

The resignations were not the result of any known disagreements with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

On September 30, 2004, the Board of Directors appointed the following persons to fill the vacancies of chief executive officer and chief financial officer created by the resignations of the previous officers:

Guo Yuan Wang has been appointed as our Chief Executive Officer. Mr. Guo is also a member of our Board of Directors.  He was the founder and President of Xin Jiang YaKeLa Carbon Black Limited, a company he started in 1999.  Prior to 1999, he was a senior manager of an oil and gas production division for China National Petroleum Corporation, the parent company of PetroChina (NYSE: PTR).

Mr. Guo began his career with China National Petroleum Corporation in 1980.  He obtained his bachelor’s degree in petroleum engineering in 1980 from the University of Petroleum in China.

Mei Qi Zhang has been appointed as our Chief Financial Officer.  She is also a member of our Board of Directors.  From 2001 to the present, she has been the financial controller of Xin Jiang YaKeLa Carbon Black Limited.  Prior to that time she held several positions with Xinjiang Tianke Chemical Company as accountant, accounting directors, and financial controller.  She obtained her bachelor’s degree in accounting from Xinjiang Communication College in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUAYANG INTERNATIONAL HOLDINGS INC. (Registrant)

Date: October 6, 2004	By: /s/ Guo Yuan Wang, Director

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